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                                                               EXHIBIT 23.4

Byron S. Kalogerou

Vice President

TyCom Ltd.

The Zurich Centre

Second Floor, Suite 201

90 Pitts Bay Road

Pembroke HM 08, Bermuda

Dear Mr. Kalogerou:

   This letter provides TyCom Ltd. with written consent from The Yankee Group for the reproduction of the below stated reference, and approved variations, in connection with TyCom Ltd.'s Form S-1 Registration Statement under the Securities Act of 1933.

     1. Recent research by The Yankee Group projects that transatlantic traffic volume will increase at a compound annual growth rate of approximately 123% from 2000 through 2005.

     2. According to The Yankee Group, transpacific traffic volume will increase at a compound annual growth rate of approximately 129% from 2000 through 2005.

(The Yankee Group: Assessing Demand for Bandwidth Capacity, May 2000)

   Please feel free to contact me with any questions.

                                          Best Regards,

                                          /s/ Carlos Perry

                                          Carlos Perry

                                          Vice President, International

                                          The Yankee Group

                                          31 St. James Avenue

                                          Boston, MA 02116

                                          Tel: (617) 880-0245

                                          Fax: (617) 210-0045

                                          Email: cperry@yankeegroup.com